EXHIBIT 32

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Brett White, Chief Executive Officer, and Gil Borok, Chief Financial Officer of CBRE Group, Inc. (the “Company”), hereby certify as of the date hereof, solely for the purposes of 18 U.S.C. §1350, that:

(i) the Quarterly Report on Form 10-Q for the period ended September 30, 2012, of the Company (the “Report”) fully complies with the requirements of Section 13(a) and 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated: November 9, 2012

/s/ BRETT WHITE
Brett White
Chief Executive Officer

/s/ GIL BOROK
Gil Borok
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.